CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
            --------------------------------------------------------

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated September 26, 2008 for the Fifth Third Prime Money Market Fund, Fifth Third Institutional Money Market Fund, Fifth Third Institutional Government Money Market Fund, and Fifth Third U.S. Treasury Money Market Fund, and dated October 1, 2008 for the Fifth Third High Yield Bond Fund, Fifth Third Total Return Bond Fund, Fifth Third Short Term Bond Fund, Fifth Third Strategic Income Fund, Fifth Third Micro Cap Value Fund, Fifth Third Small Cap Growth Fund, Fifth Third Small Cap Value Fund, Fifth Third International Equity Fund, Fifth Third Mid Cap Growth Fund, Fifth Third All Cap Value Fund, Fifth Third Dividend Growth Fund, Fifth Third Quality Growth Fund, Fifth Third Disciplined Large Cap Value Fund, and Fifth Third Equity Index Fund, relating to the financial statements and financial highlights which appear in the July 31, 2008 Annual Reports to Shareholders of the Fifth Third Funds, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" and "Independent Registered Public Accounting Firm" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Kansas City, MO
November 26, 2008